Exhibit 10.1
                                    AGREEMENT

          AGREEMENT (the "Agreement"), dated as of November 26, 2001, among Arch Wireless, Inc. and its affiliates (collectively, "Arch"), the undersigned lenders under the Third Amended and Restated Credit Agreement, dated as of March 23, 2000, as amended (the "Arch Credit Agreement") and counterparties to interest rate hedging agreements (collectively, the "Rate Swap Agreements") entered into or assumed among lenders under the Arch Credit Agreement and Arch Wireless Holdings, Inc. (together with the lenders under the Arch Credit Agreement, each a "Lender"), and the undersigned holders (each a "USAM Noteholder" and collectively with each Lender, each a "Holder") of the notes (the "USAM Notes") issued under the Arch 9 1/2% Indenture and the Arch 14% Indenture (collectively, the "USAM Indentures"), in connection with a proposed financial restructuring of Arch which is proposed to be accomplished by means of a pre-negotiated chapter 11 plan of reorganization pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

          WHEREAS, on November 9, 2001, three creditors filed an involuntary petition under the Bankruptcy Code against Arch Wireless Communications, Inc. ("AWCI") in the Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court");

          WHEREAS, AWCI intends to consent to the petition and each of the other Arch entities intends to commence a voluntary petition for relief under the Bankruptcy Code (the "Chapter 11 Cases"). Upon the commencement of the Chapter 11 Cases, Arch intends to propose a plan of reorganization that is in all material respects consistent with the terms set forth on Exhibit "A" hereto (the "Plan");

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          SECTION 1. VOTE FOR THE PLAN. Subject to the terms and conditions hereof and provided that the documents necessary to effectuate the terms of the Plan are satisfactory in form and substance to Toronto Dominion (Texas), Inc., as Administrative Agent under the Arch Credit Agreement, each of the Holders agrees and covenants that, prior to the termination of this Agreement pursuant to Section 4, subject to receipt by such Holder of a disclosure statement and other solicitation materials in respect of the Plan (collectively, the "Disclosure Statement") that contains information not materially different from that previously provided by Arch to the Holder and that is approved by the Bankruptcy Court as containing "adequate information" under section 1125 of the Bankruptcy Code:

          (a) in connection with any solicitation of ballots by Arch or its affiliates with respect to the Plan, it will vote its Holdings (as defined below) to accept the Plan by delivering its duly executed and completed ballot accepting the Plan and will not change or withdraw (or cause to be changed or withdrawn) such votes(s); and

          (b) will not (i) object to, delay, impede or take any other action to interfere, directly or indirectly, in any material respect with acceptance or implementation of the Plan, or (ii) encourage any person or entity to do any of the foregoing, or (iii) propose, file, support, encourage, vote for or engage in discussions with any person or entity concerning any restructuring, workout or plan of reorganization for Arch and its affiliates other than the Plan.

          Notwithstanding the foregoing, the Holders may support, vote for or engage in discussions with any person or entity concerning a restructuring, workout or plan of reorganization for Arch and its affiliates that involves (x) the purchase of substantially all of the assets of Arch, (y) a merger of an entity with Arch or (z) a significant equity or cash investment in Arch.

          The foregoing is not intended to, and shall not, limit or restrict any Holder's right to exercise any rights or remedies such Holder may have under the Stipulation and Order Authorizing and Restricting Use of Cash Collateral and Granting Adequate Protection Pursuant To Sections 361, 363, 364, 506, and 552 of the Bankruptcy Code (the "Cash Collateral Stipulation"), that certain Secured Super-Priority Debtor in Possession Revolving Credit and Security Agreement (the "DIP Financing Agreement"), entered into on or before the commencement of the Chapter 11 Cases (as the same may be amended, supplemented or otherwise modified from time to time), applicable law or otherwise, or any interim or final order of the Bankruptcy Court authorizing the DIP Financing Agreement or the Cash Collateral Stipulation.

          SECTION 2. HOLDER OF DEBT INSTRUMENTS. Each of the Holders represents that it is (i) the sole beneficial owner of the principal amount of indebtedness under the Arch Credit Agreement, the Rate Swap Agreements or USAM Indentures entered below next to its signature as of the date hereof and/or the investment advisor or manager for the beneficial holder of such amounts having the power to vote and dispose of such holdings on behalf of such beneficial owners, and (ii) entitled (for its own account or for the account of other persons claiming through it) to all of the rights and economic benefits of such holdings (the "Holdings").

          Each Holder hereby agrees that, from the date hereof and until the earlier of (i) June 30, 2002, (ii) confirmation of the Plan, or (iii) the occurrence of a Termination Event (as defined below), it shall not sell, pledge, assign, hypothecate or otherwise transfer any Holdings except to a purchaser or other entity who agrees prior to such transfer to be bound by all of the terms of this Agreement with respect to the relevant Holdings being transferred to such purchaser. This Agreement shall in no way be construed to preclude the Holders from acquiring additional holdings, however, any such additional holdings shall automatically be deemed Holdings and be subject to all of the terms of this Agreement.

          Each Holder represents and warrants that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute this Agreement and to consummate the transactions contemplated hereby; and (ii) it has full power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith
(a) have been duly and validly authorized by it and (b) are not in contravention of its organizational documents or any material agreement specifically applicable to it.

          SECTION 3. PURSUE PLAN PROCESS. Arch hereby agrees that it shall diligently seek to obtain approval, pursuant to section 1125 of the Bankruptcy Code, of a disclosure statement relating to the Plan and confirmation and consummation pursuant to section 1129 of the Bankruptcy Code of the Plan.

          SECTION 4. TERMINATION OF OBLIGATIONS. The obligations of each Holder hereunder shall immediately terminate and be of no further force and effect with respect to each Holder, upon the occurrence of the following (each a "Termination Event"):

          (a) Arch shall not have filed the Plan by January 15, 2002;

          (b) An order approving the a Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code relating to the Plan shall not have been entered on or before March 15, 2002;

          (c) An order confirming the Plan shall not have been entered on or before May 15, 2002;

          (d) The terms of the Plan not otherwise set forth on Exhibit A shall be in a form and substance not reasonably acceptable to the Administrative Agent;

          (e) Arch shall file a motion seeking approval of a retention, severance and/or bonus plan that is not in all material respects consistent with the terms set forth on Exhibit "B" hereto (the "Management Retention, Severance & Bonus Term Sheet");

          (f) There shall occur an event which has a material adverse effect on the business, assets, prospects or operations of Arch, but excluding effects that customarily occur as a result of events leading up to and following the commencement of a case under chapter 11 of the Bankruptcy Code;

          (g) The Bankruptcy Court shall not enter an order within twenty days following the commencement of the Chapter 11 Cases authorizing the assumption of the contract with Motorola Inc. or Motorola Inc. ceases to perform under its agreements with Arch;

          (h) Arch shall breach any of its obligations under this Agreement or shall determine to pursue, or announce its intention to pursue, a chapter 11 plan on terms and conditions that are not consistent with the terms and conditions of the Plan;

          (i) The Bankruptcy Court shall have entered an order, the practical effect of which is to render it highly unlikely that the Plan can be consummated;

          (j) An entity shall make an offer to purchase substantially all of the assets of Arch, propose a merger with Arch or propose to make a significant cash or equity investment in Arch on terms satisfactory to the Administrative Agent;

          (k) The chapter 11 case of any of the Arch entities is converted to a case under chapter 7 of the Bankruptcy Code; and

          (l) The earlier of (a) termination of the Cash Collateral Stipulation or the DIP Financing Agreement and (b) 20 days following the occurrence of an Event of Default (as defined in the applicable document) under the Cash Collateral Stipulation or the DIP Financing Agreement (other than pursuant to
Section 9.1(g), (l), (p), (s), and (t)). In determining whether an Event of Default has occurred under Section 9.1(c) of the DIP Financing Agreement for purposes of this Agreement only, Section 9.1(c) shall include only the failure to perform or observe any term, covenant or agreement contained in Sections 2.7, 2.10, 7.9, 7.11, 7.12, 7.13, 8.1 through and including 8.10, 8.17, 8.18, 8.19 and Article V.

          At any time after a Termination Event has occurred, a majority of Holders (in principal dollar amount) may waive the occurrence of the Termination Event. No such waiver shall affect any subsequent Termination Event or impair any right consequent thereon.

          The Holders shall have no liability to Arch or each other in respect of any termination of this Agreement in accordance with the terms hereof.

          SECTION 5. EFFECTIVE DATE. This Agreement shall become effective upon the execution and delivery of this Agreement by (a) Arch, (b) holders of at least a majority in principal amount of the outstanding obligations under the Arch Credit Agreement and the Rate Swap Agreements, and (c) holders of at least a majority in principal amount of the USAM Notes.

          SECTION 6. SUCCESSOR AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of each of the Holders and Arch and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Holders under this Agreement are several only and not joint in any respects.

          SECTION 7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier shall be effective as delivery of a manually executed signature page of this Agreement.

          SECTION 8. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 9. NOTICES. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy at, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following
Parties:

          (a) if to Arch, to:

               1800 West Park Drive, Suite 250
               Westborough, Massachusetts 01581
               Attention: Patricia A. Gray, Esq.
                          Senior Vice President, General Counsel & Secretary
               Telecopy: (508) 870-8089

               with a copy to:

               Hale and Dorr, LLP
               60 State Street
               Boston, Massachusetts 02109
               Attention: John Sigel, Esq.
                          Mark Polebaum, Esq.
               Telecopy: (617) 526-5000

          (b) if to any Holder, to:

               such Holder at
               the address shown for such
               holder on the applicable
               signature page hereto,
               to the attention of the person who
               has signed this Agreement on
               behalf of such holder

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attention: Harvey R. Miller, Esq.
                          Lori R. Fife, Esq.
               Telecopy: (212) 310-8007

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York 10038
               Attention:     Bruce R. Zirinsky, Esq.
               Telecopy:      (212) 504-6666

          SECTION 10. AMENDMENTS. This Agreement may not be modified, amended or supplement except in writing signed by Arch and each of the Holders.

          SECTION 11. HEADINGS. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

          SECTION 12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of New York. Following the commencement of the Chapter 11 Cases, each of the parties hereby irrevocably and unconditionally submits to the jurisdiction of the Bankruptcy Court for purposes of any action, suit or proceeding arising out of or relating to this Agreement. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such court or to the convenience of the forum.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.



                                   ARCH WIRELESS, INC.
                                   1800 West Park Drive, Suite 250
                                   Westborough, Massachusetts 01581
                                   Telecopy:       (508) 870-8089


                                   By:________________________________
                                      Name:
                                      Title:

                                   PAGING NETWORK CANADIAN HOLDINGS, INC.
                                   PAGENET SMR SUB, INC.
                                   ARCH WIRELESS COMMUNICATIONS, INC.
                                   ARCH WIRELESS HOLDINGS, INC.
                                   ARCHTEL, INC.
                                   ARCH CONNECTICUT VALLEY, INC.
                                   ARCH COMMUNICATIONS ENTERPRISES LLC
                                   BENBOW INVESTMENTS, INC.
                                   PAGING NETWORK, INC.
                                   MOBILEMEDIA COMMUNICATIONS, INC.
                                   MOBILE COMMUNICATIONS CORPORATION OF AMERICA
                                   MOBILEMEDIA LICENSE CO., LLC.
                                   PAGENET, INC.
                                   PAGING NETWORK OF COLORADO, INC.
                                   PAGING NETWORK OF NORTHERN CALIFORNIA, INC.
                                   PAGING NETWORK OF MICHIGAN, INC.
                                   PAGING NETWORK FINANCE CORP.
                                   PAGING NETWORK INTERNATIONAL, INC.
                                   PAGING NETWORK OF SAN FRANCISCO, INC.
                                   PAGING NETWORK OF AMERICA, INC.



                                   By:____________________________
                                   Name:
                                   Title:

                                   TORONTO DOMINION (TEXAS), INC.
                                   909 Fannin Street, Suite 1700
                                   Houston, Texas 77010
                                   Telecopy:         (713) 951-9921

                                   By:________________________________
                                       Name:
                                       Title:


Name of Holder: _____________________________________

Address:  ___________________________________________

          ___________________________________________


Amount of USAM Notes Beneficially Owned:            ______________

Amount of Arch Credit Agreement Beneficially Owned: ______________

Amount of Rate Swap Agreements Beneficially Owned:  ______________

                                    EXHIBIT A


THIS OUTLINE IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

                               ARCH WIRELESS, INC.
                        CHAPTER 11 PLAN OF REORGANIZATION
                                   TERM SHEET

     This Term Sheet describes the principal terms of a Chapter 11 Plan of Reorganization (the "Plan") for Arch Wireless, Inc. ("AWI") and its subsidiaries (collectively, the "Company"). The transactions described herein are subject in all respects to, among other things, definitive documentation, including the Plan, appropriate disclosure material, note indentures and all documents necessary to effectuate the Plan.

EXIT FINANCING                          A new Revolving Credit Facility, in an
                                        amount to be determined, but not to
                                        exceed $35 million, will be provided to
                                        Arch Wireless Holdings, Inc. ("AWHI")
                                        and its subsidiaries (collectively, the
                                        "AWHI Group") on terms reasonably
                                        acceptable to a majority of Secured
                                        Creditors (as defined below) (in
                                        principal amount) with proceeds
                                        available to fund operating expenses,
                                        working capital requirements, capital
                                        expenditures and debt service
                                        obligations. The Revolving Credit
                                        Facility will be secured by a first lien on all of the Company's assets and contain customary terms and conditions.
                                        The Revolving Credit Facility will have
                                        a maturity of no greater than five
                                        years.


SENIOR SECURED BANK                     Holders of (i) AWHI's existing bank debt
CLAIMS AND USAM NOTES CLAIMS            under the Third Amended and Restated
                                        Credit Agreement, dated as of March 23,
                                        2000, as amended (the "Arch Credit
                                        Agreement") and counterparties to
                                        interest rate hedging agreements
                                        (collectively, the "Rate Swap
                                        Agreements") entered into or assumed
                                        among lenders under the Arch Credit
                                        Agreement and Arch Wireless Holdings,
                                        Inc. (collectively, the "Senior Secured
                                        Bank Debt") and (ii) Arch Wireless
                                        Communications, Inc.'s 9-1/2% Senior
                                        Notes and 14% Senior Notes (the "USAM
                                        Notes") (together, with the Senior
                                        Secured Bank Debt, the "Secured
                                        Creditors") will receive on the
                                        Effective Date of the Plan, in complete
                                        satisfaction of the secured portion of
                                        their claims (the "Secured Creditor
                                        Distribution"): (i) the Initial Cash
                                        Distribution Amount, as defined below;

                                        (ii) New Senior Secured Notes, as
                                        described in Attachment A, in the
                                        principal amount of $200 million; (iii)
                                        secured Subordinated Pay-In-Kind Notes,
                                        as described in Attachment B, in the
                                        principal amount of $100 million; and
                                        (iv) 70% of the New Common Stock, as
                                        defined below, of AWI to be issued as of the Effective Date.

                                        91.1% of the Secured Creditor
                                        Distribution will be distributed pro
                                        rata to the holders of the Senior
                                        Secured Bank Debt and 8.9% of the
                                        Secured Creditor Distribution will be
                                        distributed pro rata to the holders of
                                        the USAM Notes.

                                        For purposes of this Term Sheet, the
                                        term Initial Cash Distribution Amount
                                        means the amount of the Company's cash
                                        balances as of the Effective Date of the Plan, less the sum of (i) an amount equal to $45 million less the amount available to be borrowed under the Revolving Credit Facility as of the Effective Date, (ii) the remaining amount of expenses of administration reasonably expected to be payable for services provided and fees earned through the Effective Date, and (iii) the remaining costs for closing the transactions contemplated by the Plan, subject to the reasonable approval of Toronto Dominion (Texas), Inc. as Administrative Agent under the Arch Credit Agreement.


DETERMINATION OF SENIOR SECURED BANK    The aggregate amount of the Senior
CLAIMS AND USAM NOTES CLAIMS            Secured Bank Claims and USAM Notes
                                        Claims shall be equal to all
                                        indebtedness and other monetary
                                        obligations of the Company under or in
                                        respect of the Arch Credit Agreement,
                                        Rate Swap Agreements and the USAM Notes, whether for principal, interest
                                        (including interest at the applicable
                                        default rate after the Event of Default
                                        under the applicable debt instrument
                                        through and including the commencement
                                        date of these chapter 11 cases), fees,
                                        expenses, indemnification or otherwise,
                                        less any cash received during the
                                        pendency of these chapter 11 cases.


OTHER SECURED CLAIMS OF THE             Other Secured Claims of the Company
COMPANY                                 shall either be unimpaired within the
                                        meaning of 11 U.S.C.ss. 1124, receive
                                        treatment that satisfies the
                                        requirements of 11 U.S.C. 1129(b) or
                                        receive such other treatment as to which the Company and the holder of the claim agrees.


ADMINISTRATIVE EXPENSE CLAIMS           All obligations under the Debtor in
                                        Possession Financing Agreement to be
                                        paid in full in cash on the Effective
                                        Date. All other administrative expense
                                        claims to be paid in full in cash on the Effective Date or when due, whichever is later.


PRIORITY TAX CLAIMS                     To be paid pursuant to section
                                        1129(a)(9)(C) of the Bankruptcy Code.

PRIORITY CLAIMS                         To be paid in full in cash on the
                                        Effective Date or when allowed,
                                        whichever is later.


UNSECURED CLAIMS OF                     Unsecured claims of the AWHI Group shall
ARCH WIRELESS HOLDINGS INC. AND         include all prepetition trade claims,
ITS SUBSIDIARIES                        rejection claims, the deficiency claims
                                        of the Secured Creditors and all other
                                        prepetition claims of the AWHI Group
                                        that are not entitled to priority or
                                        secured and which are not the subject of a court approved critical vendor motion or party to an assumed executory contract or unexpired lease (the "AWHI
                                        Group Unsecured Claims"). Holders of
                                        AWHI Group Unsecured Claims shall
                                        receive in full satisfaction of their
                                        claims a pro rata share of shares of New
                                        Common Stock that will constitute 24.4%
                                        of the shares of New Common Stock to be
                                        issued on the Effective Date. The AWHI
                                        Group Unsecured Claims other than the
                                        deficiency claims of the Secured
                                        Creditors shall not be allowed in an
                                        amount that exceeds $120 million.


UNSECURED CLAIMS OF ARCH WIRELESS       Unsecured claims of AWCI shall include
COMMUNICATIONS, INC. ("AWCI")           all prepetition trade claims, rejection
                                        claims, the deficiency claims of the
                                        Secured Creditors and all other
                                        prepetition claims against AWCI which
                                        are not entitled to priority or secured
                                        and which are not the subject of a court approved critical vendor motion or an assumed executory contract or unexpired lease ("AWCI Unsecured Claims"). Holders of AWCI Unsecured Claims shall receive in full satisfaction of their claims a pro rata share of shares of New Common
                                        Stock that will constitute .6% of the
                                        shares of New Common Stock to be issued
                                        on the Effective Date.

UNSECURED CLAIMS OF ARCH WIRELESS,      Unsecured claims of the AWI Group shall
INC.,PAGING NETWORK CANADIAN HOLDINGS,  include all prepetition trade claims,
INC. AND PAGENET SMR SUB, INC.          rejection claims, deficiency claims of
(COLLECTIVELY, THE "AWI GROUP")         the Secured Creditors and all other
                                        prepetition claims against the AWI Group which are not entitled to priority or secured and which are not the subject of a court approved critical vendor motion or an assumed executory contract or unexpired lease (the "AWI Group
                                        Unsecured Claims"). The AWI Group
                                        Unsecured Claims will not receive any
                                        payment or distribution of any kind.


INTERCOMPANY CLAIMS                     To be determined on a basis mutually
                                        acceptable to the Administrative Agent
                                        and the Company.


PREFERRED STOCK OF AWI                  All preferred stock of AWI and rights to
                                        acquire preferred stock of AWI existing
                                        immediately prior to the Effective Date
                                        will be cancelled and extinguished as of the Effective Date.


COMMON STOCK OF AWI, OPTIONS, WARRANTS  All common stock of AWI, options,
AND OTHER RIGHTS TO EQUITY INTERESTS    warrants and other rights to acquire any
                                        equity security of AWI existing
                                        immediately prior to the Effective Date
                                        and all rights related thereto will be
                                        cancelled and extinguished or rejected,
                                        as applicable, as of the Effective Date.


SUBSIDIARY STOCK                        All shares of a debtor which are owned
                                        by another debtor will remain
                                        outstanding, except to the extent that
                                        the Plan provides for one or more
                                        mergers of one or more debtors with
                                        another debtor.


CHARTER, BY-LAWS                        To be determined on a basis mutually
                                        acceptable to the Administrative Agent
                                        and the Company.


POST-EFFECTIVE DATE BOARD OF DIRECTORS  To be elected by the holders of the New
                                        Common Stock.


RELEASES Mutual customary and standard exculpation and releases for officers, directors, employees, professionals and representatives of the Company and

                                        Secured Creditors, as permitted under
                                        applicable law.


Management Retention, Severance & Bonus
                                        A pool of shares of New Common Stock
                                        that will constitute 5% of the shares of New Common Stock to be issued on the Effective Date will be available to be granted to the post Effective Date management of the Company (the "Management Retention Shares"). The Management Retention Shares will vest one third on each of the first, second and third anniversaries of the Effective Date. All retention, severance and bonus plans which are approved by the Bankruptcy Court will continue in effect after the Effective Date. All retention, severance and bonus plans shall be on the terms and conditions set forth on Exhibit "B" hereto (the "Management Retention, Severance & Bonus Term Sheet").


NEW COMMON STOCK                        Reorganized AWI's single class of common
                                        stock, $.001 par value, which as of the
                                        Effective Date shall constitute the only outstanding equity securities of
                                        Reorganized AWI. AWI will use reasonable efforts to have the New Common Stock listed on a nationally recognized market or exchange. Secured Creditors who receive 10% or more of the New Common
                                        Stock will be granted two demand and
                                        unlimited piggyback registration rights.


POST-EFFECTIVE DATE CORPORATE STRUCTURE To be determined on a basis mutually
(INCLUDING TAX CONSEQUENCES)            acceptable to the Administrative Agent
                                        and Arch.